                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                                 REVOLVING NOTE

$5,000,000                                              Cincinnati, Ohio
                                                       November 21, 1994
                                  Amended and Restated November 21, 1995
                                                        (Effective Date)

         On November 21, 1996 (the "Due Date"), LSI INDUSTRIES INC., an Ohio corporation (the "Borrower"), whose address is 10000 Alliance Road, Cincinnati, Ohio, for value received, promises to pay to the order of THE FIFTH THIRD BANK, an Ohio banking corporation, whose address is 38 Fountain Square Plaza, Cincinnati 45263 (hereinafter referred to as "Bank" or "Holder"), the sum of FIVE MILLION DOLLARS ($5,000,000) or such lesser amount as has been advanced to or for the benefit of Borrower hereunder (hereinafter referred to as the "Borrowing") plus interest as provided herein. The outstanding balance of this Note will appear on a supplemental bank record and is not necessarily the face amount of this Note. Such record shall be conclusive as to the balance due of this Note at any time.

         Prior to the Due Date, Bank may (but is not obligated to) lend Borrower such amounts as may from time to time be requested by Borrower provided that the principal amount borrowed shall not at any time exceed the Borrowing and further provided that no Event of Default, as defined herein, shall have occurred.

         The principal amounts outstanding hereunder shall bear interest commencing on the date of the first advance hereunder at a rate per annum equal to the LIBOR Rate (defined below) plus 100 basis points (herein the "Note Rate") and such interest rate shall remain in effect with respect to each Borrowing for the duration of the LIBOR Interest Period elected by Borrower as set forth below.

         On or before the date of any advance hereunder, and on or before the expiration of any LIBOR Interest Period, Borrower shall notify Bank which LIBOR Interest Period Borrower has elected regarding each Borrowing hereunder. Borrower may have Borrowings outstanding hereunder in minimum amounts of $250,000 which will bear interest at the Note Rate for different LIBOR Interest Periods so long as the last day of any LIBOR Interest Period does not exceed the maturity date hereof, and so long as no LIBOR Interest Period Election with respect to any Borrowing commences prior to the expiration of the LIBOR Interest Period in effect with respect to such Borrowing.

         Borrower shall notify Bank of any LIBOR Interest Period Election by telephonic notice by Borrower to Bank prior to, or on, the Effective Date.

         Borrower's right to make a LIBOR Interest Period Election shall be terminated automatically if Bank, by telephonic notice, shall notify Borrower that LIBOR deposits with a maturity corresponding to the maturity of the LIBOR Interest Period, in an amount equal to the Borrowings to be subject to the LIBOR Interest Period Election are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period. In such event, amounts outstanding hereunder shall bear interest at a rate equal to the Bank's Prime Rate minus 50 basis points. As used herein, "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

         In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to which a LIBOR Interest Period Election is in effect, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for the Bank to find or maintain its funding in Eurodollars of any portion of the Borrowings subject to the LIBOR

Interest Period Election or otherwise to give effect to Bank's obligations as contemplated hereby, (i) Bank may, by written notice to Borrower, declare Bank's obligations in respect of the LIBOR Interest Period Election to be terminated forthwith, and (ii) the LIBOR Interest Period Election with respect to Bank shall forthwith cease to be in effect, and interest shall from and after such date be calculated at a rate per annum equal to the Bank's Prime Rate minus 50 basis points.

         If at any time during the term hereof, Borrower fails to designate a LIBOR Interest Period and Borrower has not elected another LIBOR Interest Period, Bank may assume that Borrower has elected a LIBOR Interest Period equal to 30 days.

         As used herein, the following terms will have the meanings set forth below:

         (a) "Effective Date" means the date on which a LIBOR Interest Period Election will begin.

         (b) "LIBOR Interest Period" means, with respect to a Borrowing, a period of 30, 60, 90 or 120 days (at Borrower's option) commencing on a business day selected by the Borrower pursuant to this Note. Such LIBOR Interest Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such LIBOR Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such LIBOR Interest Period shall end on the last business day of such succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a business day, such LIBOR Interest Period shall end on the next succeeding business day, provided, however, that if said next succeeding business day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding business day.

         (c) "LIBOR Interest Period Election" means the election made by Borrower of a LIBOR Interest Period equal to any of 30, 60, 90 or 120 days as chosen by Borrower.

         (d) "LIBOR Rate" means the rate (adjusted for reserves if Bank is required to maintain reserves with respect to relevant advances) being asked on an amount of Eurodollar deposits equal to the amount of Borrowings subject to a LIBOR Interest Period Election on the first day of a LIBOR Interest Period and which has a maturity corresponding to the maturity of the LIBOR Interest Period, as reported by the TELERATE rate reporting system (or any successor) as determined by Bank by noon on the Effective Date of the LIBOR Interest Period. Each determination by Bank of the LIBOR Rate shall be conclusive in the absence of manifest error.

         Interest will be payable in immediately available funds at the principal office of the Bank set forth above, at the end of such LIBOR Interest Period. Bank may, at its option, charge such interest to the Borrower's account with the Bank. Those amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided for in this Agreement. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed.

         Principal shall be due and payable on the Due Date. Principal and interest payments shall be made at Bank's address set forth above unless otherwise designated by Holder in writing.

         The Borrower certifies that the proceeds of this loan are to be used for working capital needs and to support standby letters of credit. If this note is a renewal, in whole or in part, of a previous Obligation, the acceptance by Bank of this note shall not effectuate a payment but rather a continuation of the previous Obligation.

         Bank may charge and the Borrower agrees to pay a note processing fee of $25.00 on the above Effective Date.

         Events of Default:

         This note shall be and become immediately due and payable at the option of the Holder, without any demand or notice whatsoever, upon the occurrence of any of the following described events, each of which shall constitute a default:

1) Any failure to make any payment when due of the principal or interest on this note or the occurrence of any event of default as therein defined on any other Obligations of the Borrower.
2)       The dissolution of the Borrower.
3) Any failure to submit to Holder (a) quarterly compiled financial statements of Borrower within 45 days after the last day of each fiscal quarter of Borrower or (b) annual reviewed financial statements of Borrower within 90 days after the last day of each fiscal year of Borrower.
4) An assignment for the benefit of the creditors of, or the commencement of any bankruptcy, receivership, insolvency, reorganization, or liquidation proceedings by or against the Borrower or any endorser or guarantor hereof.

         Upon the occurrence of an Event of Default herein described Holder may, at its option declare this Note and all other Obligations of the Borrower, to be fully due and payable in their aggregate amount together with accrued interest plus any applicable prepayment premiums, fees, and charges.

         If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, the Borrower agrees to pay to Holder a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, the Borrower agrees to pay to Holder a fixed charge of $25.00, or the Borrower agrees that Holder may, without notice, increase the above stated interest rate by 6%, whichever is greater. Under no circumstances shall said interest rate be raised to a rate which shall be in excess of the maximum rate of interest allowable under the state and/or federal usury laws in force at the time of such change.

         Borrower may not prepay any portion of this note prior to the expiration of LIBOR Interest Period.

         ENTIRE AGREEMENT: The Borrower agrees that there are no conditions or understandings which are not expressed in this note and the documents referred to herein.

         WAIVER: No failure on the part of Holder to exercise any of its rights hereunder shall be deemed a waiver of any such rights or of any default. Demand, presentment, protest, notice of dishonor, notice of protest and notice of default are hereby waived.

         JURY WAIVER: THE BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         The declaration of invalidity of any provision of this note shall not affect any part of the remainder of the provisions.

         This Note amends and restates the terms and provisions of that certain Revolving Note, dated November 21, 1994, in the original principal amount of $5,000,000 and is delivered in substitution for and not in repayment of such Note.

         Warrant of attorney: The Borrower, jointly and severally, authorizes any attorney-at-law to appear in any court of record after maturity of this note, whether by acceleration or otherwise, waive the issuance and service of process and to confess judgment against them in favor of the Holder for the principal sum due hereon together with interest, charges, court costs and attorney's fees, and to waive and release all errors, rights of appeal, exemptions and stays of execution. This warrant of attorney to confess judgment shall be construed under the laws of the State of Ohio.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                             LSI INDUSTRIES INC.


                                        By:
                                             ------------------------
                                        Its:
                                             ------------------------